Execution Version

AMENDMENT AND SUPPLEMENT TO ASSET PURCHASE AGREEMENT
This AMENDMENT AND SUPPLEMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of July 1, 2018, by and between Pitney Bowes Inc., a Delaware corporation (the “Seller”), and DMT Solutions Global Corporation (f/k/a Stark Acquisition Corporation), a Delaware corporation (the “Purchaser”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement (as defined below).
R E C I T A L S
WHEREAS, the Purchaser and the Seller are parties to that certain Asset Purchase Agreement, dated as of April 27, 2018 (the “Purchase Agreement”), providing for the sale of the Business (as such term is defined in the Purchase Agreement) by the Seller to the Purchaser, on the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to Section 8.5 of the Purchase Agreement, the Purchase Agreement may be amended by the execution of an instrument in writing signed by the Purchaser and the Seller; and
WHEREAS, the parties hereto desire to amend and supplement the Purchase Agreement as set forth herein.
A G R E E M E N T
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Amendments to the Purchase Agreement.
1.1    Section 1.5 of the Purchase Agreement is hereby amended to read in its entirety as follows:
Section 1.5    Purchase Price. Subject to the terms and conditions hereof, at Closing, the Purchaser shall pay or cause to be paid to the Seller (and/or one or more Affiliates of the Seller as designated by the Seller in such amounts as designated by the Seller) an aggregate amount equal to (i) Three Hundred Sixty One Million Dollars and No Cents ($361,000,000.00) (the “Purchase Price”), plus (ii) the Estimated Adjustment Amount (which may be positive or negative) (the “Closing Purchase Price”). The Closing Purchase Price shall be subject to adjustment as provided in Section 1.8.
1.2    Section 2.1 of the Purchase Agreement is hereby amended to read in its entirety as follows:
Section 2.1    Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by the electronic exchange of documents on July 2, 2018 (the “Closing Date”).
1.3    Section 2.2 of the Purchase Agreement is hereby amended to read in its entirety as follows:
Section 2.2    Effectiveness. Notwithstanding anything to the contrary herein, assuming the Closing occurs, the Parties expressly agree and intend that the Closing shall be deemed to occur for all economic, accounting and Tax purposes as of 12:01 a.m., local time, in each jurisdiction in which any of the Transferred Assets or the Transferred Entity is located on July 1, 2018 (the “Economic Effective Time”).

1.4    A new second sentence of Section 2.4 is hereby added to the Purchase Agreement, which shall read in its entirety as follows:
The Seller and the Purchaser agree that the allocation of Purchase Price made pursuant to this Section 2.4 shall be made in a manner consistent with the attached Exhibit M.
1.5    Section 2.5(a) of the Purchase Agreement is hereby amended to read in its entirety as follows:
Notwithstanding anything herein to the contrary, if (i) any (x) consent, approval or employee information and/or consulting obligations from or with any employee consultation body or other similar body or (y) other filing, consent, approval or action of any Governmental Authority or third party, in each case set forth on Section 2.5(a) of the Disclosure Schedules, shall not have been obtained or completed by the Closing Date or (ii) the Purchaser has not been able to form a legal entity in any jurisdiction that is necessary for the acquisition of Transferred Assets in such jurisdiction or the employment of Business Employees in such jurisdiction and (iii) in either of the cases described in clauses (i) and (ii) the Closing is required to be held as provided in Section 2.1, then the transfer of the Transferred Assets and the Transferred Employees and the assumption of the Assumed Liabilities in the jurisdiction in which such consent, approval, obligation, filing or action has not been obtained or completed (each, a “Deferred Jurisdiction”) (such Transferred Assets, Transferred Employees and Assumed Liabilities, collectively, a “Deferred Business”) will not occur on the Closing Date, but shall instead occur as set forth in this Section 2.5. The Disapplied Provisions shall apply to the Deferred Business as of the applicable Local Closing Date and not as of the Closing. In respect of the Disapplied Provisions, (A) the term “Business” shall be deemed to exclude the Deferred Business, (B) the term “Transferred Assets” shall be deemed to exclude the Transferred Assets in the Deferred Jurisdiction, (C) the term “Assumed Liabilities” shall be deemed to exclude the Assumed Liabilities in the Deferred Jurisdiction and (D) the term “Transferred Employees” shall be deemed to exclude the Transferred Employees in the Deferred Jurisdiction, in each case, as of the Closing. In addition, (I) notwithstanding anything to the contrary contained in Section 2.3, the documents required to be delivered at Closing pursuant to Section 2.3(a) and Section 2.3(b) with respect to each Deferred Jurisdiction and with respect to the French Business shall not be required to be delivered until the applicable Local Closing Date or until the French Put Option is exercised, as applicable, and (II) notwithstanding anything to the contrary contained in Section 5.12, the actions required to be taken at Closing pursuant to Section 5.12 with respect to the French Business shall not be required to be taken until the French Put Option is exercised.
1.6    Section 2.5(b) of the Purchase Agreement is hereby amended to read in its entirety as follows:
The closing of each transfer of a Deferred Business (a “Deferred Transfer”) will be effected, and will be effective (including for purposes of calculating the net amount set forth in the relevant Deferred Transfer Statement) as of 12:01 a.m. local time, on the first day of the month after the relevant consent, approval, obligation, filing or action in such Deferred Jurisdiction has been obtained or completed; provided that, if such day is not a business day in the applicable Deferred Jurisdiction, then such Deferred Transfer shall take place on the first business day thereafter (though such Deferred Transfer shall remain effective as of 12:01 a.m. local time on the first day of the month). The parties shall use reasonable best efforts to ensure that any Deferred Transfer occurs as soon as reasonably practicable after the Closing Date (the date on which the Deferred Transfer occurs, the “Local Closing Date”) in accordance with this Section 2.5. For the avoidance of doubt, the Closing Date shall not be delayed as a result of any Deferred Transfer and, except as set forth in Section 2.5(f) and Section 5.11(b)(iv), there shall be no change in the amount paid at the Closing pursuant to Section 1.5 as a result of any Deferred Transfer. At the closing of each Deferred Transfer, the relevant members of the Seller Group, on the one hand, and the Purchaser or an Affiliate of the Purchaser, on the other, shall execute and deliver the Local Transfer Agreement pertaining to such Deferred Jurisdiction. Notwithstanding that legal title to the Deferred Businesses will not be transferred to the Purchaser on the Closing Date, all provisions of this Agreement (including the calculation of Closing Working Capital, Closing Cash and Transferring Indebtedness) shall apply to the parties as though such transfer occurred at the Closing, except to the extent otherwise expressly provided in this Section 2.5. Neither the Seller nor any of its Affiliates makes any representation or warranty of any kind whatsoever, whether express or implied, at Law or in equity, with respect to the Deferred Businesses, other than as set forth in Article III of this Agreement and then only as of the date of this Agreement and as of the Closing Date, in accordance with the terms of this Agreement.
1.7    A new Section 2.5(f) is hereby added to the Purchase Agreement, which shall read in its entirety as follows:
(f)    The Closing Purchase Price shall be reduced by an amount equal to the Deferred Local Consideration. The applicable Deferred Local Consideration shall be paid by the applicable local Purchaser subsidiary to the applicable local Selling Party(ies) pursuant to the applicable Local Transfer Agreement in local currency by wire transfer of immediately available funds to an account or accounts designated by the Seller or the applicable local Selling Party(ies) at the closing of the transactions contemplated such Local Transfer Agreement. The exchange rate to be used in determining the amount of any payment of local currency to be paid as Deferred Local Consideration shall be the exchange rate actually obtained by Purchaser or its relevant subsidiary after using its commercially reasonable efforts to obtain the most favorable rate available.
1.8    A new Section 2.5(g) is hereby added to the Purchase Agreement, which shall read in its entirety as follows:
(g)    Notwithstanding anything to the contrary herein, (i) to the extent any Deferred Transfer Statement is finally determined in accordance with Section 2.5(c) prior to the determination of the Final Purchase Price Adjustment, any amount reflected in such Deferred Transfer Statement that directly applies to the calculation of the Final Purchase Price Adjustment shall be applied consistently in calculating the Final Purchase Price Adjustment, and (ii) to the extent the Final Purchase Price Adjustment is determined prior to the final determination of a Deferred Transfer Statement, any amount reflected in the Final Purchase Adjustment that directly applies to the calculation of such Deferred Transferred Statement shall be applied consistently in calculating such Deferred Transfer Statement.

1.9    Section 5.10(a) of the Purchase Agreement is hereby amended to read in its entirety as follows:

(a)    Business Employee List. With respect to non-U.S. Business Employees, the Seller shall deliver to the Purchaser an update to the Business Employee List at each of (i) a reasonable time prior to the Closing Date and (ii) with respect to each Deferred Jurisdiction, at least twenty (20) days prior to the anticipated applicable Local Closing Date and, with respect to U.S. Business Employees, the Seller shall deliver to the Purchaser an update to the Business Employee List at a reasonable time prior to the expiration of the Employee Leasing Agreement. With respect to the updated Business Employee Lists to be delivered by the Seller, unless otherwise agreed upon by the Parties in writing, no modifications shall be made to such Business Employee Lists from the final list delivered by the Seller prior to the Closing Date, except to reflect Business Employees hired or terminated since the date of such list, in each case, subject to and consistent with the terms of the Purchase Agreement.

1.10    Section 5.10(c) of the Purchase Agreement is hereby amended to read in its entirety as follows:

(c)    Offers of Employment. Each Business Employee (other than Business Employees who are on long-term disability or other long term leave of absence) who is not an Automatic Transferred Employee is referred to herein as an “Offer Employee”. With respect to non-U.S. Offer Employees, the Purchaser shall, or shall cause one of its Affiliates to make an offer of employment to such non-U.S. Offer Employee (which offer may be of at-will employment to the extent permitted by applicable Law), at least fifteen (15) days prior to the anticipated Local Closing Date (or such longer period as may be required by applicable Law, the terms of any applicable Labor Contract or the Severance Obligations), with such employment to be effective as of the applicable Local Closing Date. With respect to U.S. Offer Employees, the Purchaser shall, or shall cause one of its Affiliates to make an offer of employment to such U.S. Offer Employee (which offer may be of at-will employment to the extent permitted by applicable Law), at least fifteen (15) days prior to the anticipated expiration of the term of the Employee Leasing Agreement (or such longer period as may be required by applicable Law, the terms of any applicable Labor Contract or the Severance Obligations), with such employment to be effective as of the first day following the expiration of the term of the Employee Leasing Agreement. Any such offer of employment shall (i) comply with applicable Law, any applicable Labor Contract and this Section 5.10 and (ii) provide for terms and conditions of employment which, in the case of each Business Employee are sufficient to avoid Severance Obligations. Each such Offer Employee who accepts such offer of employment from the Purchaser, collectively with each Automatic Transferred Employee, is referred to herein as a “Transferred Employee”. The Seller shall retain all Liabilities with respect to any Offer Employee who does not accept an offer of employment that complies with the terms of this Agreement. Except as otherwise specifically provided in this Section 5.10 or to the extent required by applicable Law, effective as of the day after the Closing Date (or such later date on which a Transferred Employee commences employment with the Purchaser), the Transferred Employees shall cease (x) all active participation in and accrual of benefits under the Business Benefit Plans, other than any such plan that is sponsored, maintained, contributed to or required to be contributed to by the Transferred Entity and (y) receiving payment of their wages from the Seller Group. If and to the extent that any Business Employee who is on long-term disability or other long-term leave of absence as of the Closing Date but who would otherwise have been an Offer Employee is able to return to active employment within 180 days of the Closing Date, the Purchaser shall make such Business Employee an offer of employment as provided above and, if accepted, such Business Employee will become a Transferred Employee from and after the date that his or her employment with the Purchaser or any of its Affiliates commences as provided in such offer.

1.11    Section 5.11(c)(i) of the Purchase Agreement is hereby amended to read in its entirety as follows:

(i)    the Disapplied Provisions shall apply to the French Business as of the closing of the sale of the French Business and not as of the Closing Date;

1.12    Section 5.17 of the Purchase Agreement is hereby amended to read in its entirety as follows:
Section 5.17    Resignations. At the Purchaser’s request, the Seller shall cause the Manager of the Transferred Entity, as of immediately prior to the closing of the sale of the French Business, to deliver to the Purchaser his or her resignation as the Manager of the Transferred Entity, effective at the time of the closing of the sale of the French Business.
Section 5.23(f) of the Purchase Agreement is hereby amended to read in its entirety as follows:
(f)    French Tax Considerations.    Pursuant to Article 223 N 2 of the French code général des impôt, the French Parent shall pay or cause to be paid to the French public treasury all installments (accomptes) of French corporation tax payable with respect to the Transferred Entity for the Tax Year in which the Closing Date for the Transferred Entity occurs. The Purchaser shall reimburse or cause the Transferred Entity to reimburse the French Parent for such installment payments that are due after such Closing Date to the extent such installment payments relate to the tax period beginning after such Closing Date, such reimbursement to be made at least five (5) Business Days before the due date of the installment to which it relates.
1.13    Section 6.2(a) of the Purchase Agreement is hereby amended to read in its entirety as follows:
(a)    Deliveries of the Seller. Subject to the last sentence of Section 2.5(a), the Purchaser shall have received all certificates, instruments, agreements and other documents to be delivered on or before the Closing Date pursuant to Section 2.3(a).

1.14    Section 6.3(a) of the Purchase Agreement is hereby amended to read in its entirety as follows:
(a)    Deliveries of the Purchaser. Subject to the last sentence of Section 2.5(a), the Seller shall have received all certificates, instruments, agreements and other documents to be delivered on or before the Closing Date pursuant to Section 2.3(a).

1.15    Section 8.2(a) of the Purchase Agreement is hereby amended to insert the following additional defined terms into such Section in alphabetical order:
“Brazil Local Purchase Price” shall mean an amount equal to Six Hundred Ninety Eight Thousand Two Hundred Four Dollars ($698,204).
“Deferred Local Consideration” shall mean an amount equal to (i) the Brazil Local Purchase Price plus (ii) the India Local Purchase Price.
“India Local Purchase Price” shall mean an amount equal to Forty Eight Thousand Two Hundred Twenty Dollars ($48,220).
1.16    The following definitions in Section 8.2(a) of the Purchase Agreement are hereby amended to read in their entirety as follows:
“Estimated Adjustment Amount” shall mean the amount (which may be positive or negative) equal to (a)(i) Estimated Closing Working Capital, minus (ii) Target Working Capital plus (b) Estimated Closing Cash minus (c) Estimated Transferring Indebtedness minus (d) Three Million Six Hundred Twenty-Five Thousand Dollars ($3,625,000).
“Final Adjustment Amount” shall mean the amount (which may be positive or negative) equal to (a)(i) Closing Working Capital minus (ii) Target Working Capital plus (b) Closing Cash minus (c) Transferring Indebtedness minus (d) Three Million Six Hundred Twenty-Five Thousand Dollars ($3,625,000).
1.17    All references to “Effective Time” in the Purchase Agreement are hereby amended to read “Economic Effective Time”.
1.18    The form of Bill of Sale, Assignment and Assumption Agreement attached to the Purchase Agreement as Exhibit B thereto is hereby replaced with the form of Bill of Sale, Assignment and Assumption Agreement attached hereto as Exhibit A.
1.19    The form of Transition Services Agreement attached to the Purchase Agreement as Exhibit C thereto is hereby replaced with the form of Transition Services Agreement attached hereto as Exhibit B.
1.20    The form of Employee Leasing Agreement attached to the Purchase Agreement as Exhibit D thereto is hereby replaced with the form of Employee Leasing Agreement attached hereto as Exhibit C.
1.21    The form of Real Property License Agreement – Danbury, CT attached to the Purchase Agreement as Exhibit E-1 thereto is hereby replaced with the form of Real Property License Agreement – Danbury, CT attached hereto as Exhibit D.
1.22    The form of Real Property License Agreement – Peachtree City, GA attached to the Purchase Agreement as Exhibit E-2 thereto is hereby replaced with the form of Real Property License Agreement – Peachtree City, GA attached hereto as Exhibit E.
1.23    The form of Lease Servicing Agreement attached to the Purchase Agreement as Exhibit G thereto is hereby replaced with the form of Lease Servicing Agreement attached hereto as Exhibit F.
1.24    The form of Infinity Meter Agreement attached to the Purchase Agreement as Exhibit H thereto is hereby replaced with the form of Infinity Meter Agreement attached hereto as Exhibit G.
1.25    Each reference in the Purchase Agreement to “Presort Commercial Agreement” is hereby amended to read “Equipment Order Form” and the form of Equipment Order Form attached to the Purchase Agreement as Exhibit I thereto is hereby replaced with the form of Equipment Order Form attached hereto as Exhibit H.
1.26    The form of Maintenance Services Agreement attached to the Purchase Agreement as Exhibit J thereto is hereby replaced with the form of Maintenance Services Agreement attached hereto as Exhibit I.
1.27    A new Exhibit M is hereby added to the Purchase Agreement in the form attached hereto as Exhibit J.
1.28    The Disclosure Schedules are hereby amended as set forth in Exhibit K attached hereto, and the parties agree to the additional matters with respect to the Disclosure Schedules as set forth in Exhibit K attached hereto.
2.    Assignment. Pursuant to Section 8.6 of the Purchase Agreement, the Purchaser has assigned its right to enter into the Local Transfer Agreements to its subsidiaries set forth on Exhibit L attached hereto.
3.    Miscellaneous.
3.1    Effect of Amendment. Except as otherwise expressly provided for herein, the Purchase Agreement shall remain unchanged and shall continue in full force and effect. From and after the date hereof, any references to the Purchase Agreement shall be deemed to be references to the Purchase Agreement as amended by this Amendment.
3.2    Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Amendment does not, and is not intended to, confer upon any Person other than the parties to this Amendment any rights or remedies hereunder.
3.3    Governing Law. This Amendment shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof to the extent that the application of the law of another jurisdiction would be required thereby.
3.4    Counterparts. This Amendment may be executed simultaneously in one or more counterparts (including by facsimile or electronic .pdf submission), and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.
[Signature Pages Follow]
IN WITNESS WHEREOF, the parties have caused this Amendment and Supplement to Asset Purchase Agreement to be executed as of the date first above written.
SELLER:

PITNEY BOWES INC.
By:
Name:
Title:

PURCHASER:

DMT SOLUTIONS GLOBAL CORPORATION (F/K/A STARK ACQUISITION CORPORATION)
By:
Name:
Title: